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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               December 17, 1999
                                (Date of Report)

                                SHOPNOW.COM INC.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             WASHINGTON                000-26707                91-1628103
    (State or Other Jurisdiction  (Commission File No.)       (IRS Employer
          of Incorporation)                                  Identification No.)

           411 FIRST AVENUE SOUTH, SUITE 200 NORTH, SEATTLE, WA 98104
          (Address of Principal Executive Offices, including Zip Code)
                                 (206) 223-1996
              (Registrant's Telephone Number, Including Area Code)
                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 17, 1999, ShopNow.com Inc. ("ShopNow") acquired WebCentric, Inc., a Kansas corporation d/b/a bottomdollar.com ("WebCentric"), pursuant to an Agreement and Plan of Merger dated as of December 16, 1999, among ShopNow, Chiefs Acquisition, Inc., a Washington corporation and wholly-owned subsidiary of ShopNow, WebCentric, and Craig A. Johnson, Kent A. Johnson, Eric Wendelbo, Rick Ralston, World Investments, Inc., Kent Johnson, L.P. and Lazy J of Kansas, L.P., the stockholders of WebCentric. By the terms of the merger agreement, Chiefs Acquisition, Inc. merged with and into WebCentric.

         WebCentric, a privately-held company established in 1997, develops e-commerce integration technology and applications, including a comparison shopping engine that allows consumers to search and compare the products and services of several leading Internet merchants. WebCentric's comparison shopping engine will be integrated into the ShopNow Network.

         Upon effectiveness of the merger, each outstanding share of WebCentric common stock was converted into 7.666 unregistered shares of ShopNow common stock. A total of 2,161,904 unregistered shares of ShopNow common stock were issued in connection with the transaction. ShopNow will account for the transaction as a purchase transaction.

         All options to purchase WebCentric common stock that were outstanding prior to the merger were terminated and replaced with nonqualified options to purchase ShopNow common stock under ShopNow's 1999 Nonofficer Employee Stock Option Plan. The exercise price and number of shares of ShopNow common stock subject to each WebCentric option replaced was proportionately adjusted to reflect the relative value of the ShopNow common stock. In the aggregate, ShopNow issued replacement options to purchase an aggregate of 121,544 shares of ShopNow common stock. One third of the replacement options vested immediately upon the closing of the merger. The remainder of the replacement options will vest ratably over a two-year period. In addition, ShopNow granted options under its 1999 Nonofficer Employee Stock Option Plan to purchase an aggregate of 462,693 shares of ShopNow common stock at an exercise price of $15 per share to employees and managers of WebCentric, all of whom are continuing their employment with ShopNow. One third of the new options vested immediately upon grant. The remainder of the new options will vest ratably over a two-year period.

         ShopNow also agreed to pay approximately $1.4 million in investment banker fees and other expenses on behalf of WebCentric.

         Pursuant to the merger agreement, WebCentric's stockholders agreed to severally indemnify ShopNow for, among other things, any damages ShopNow suffers because of: (1) any inaccuracy in the representations and warranties made by WebCentric or any of its stockholders in connection with the merger agreement and the other documents related to the merger, and (2) any claim relating to the operation of the WebCentric's business before the merger became effective. To secure these indemnification obligations, 231,346 shares of ShopNow common stock issued to the stockholders in the merger will be held by, and pledged by the stockholders to, ShopNow for one year.

         ShopNow issued the shares of ShopNow common stock to the stockholders of WebCentric pursuant to the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) and Regulation D of the Securities Act.

         The merger agreement is filed as an exhibit to this report and is incorporated into this report by reference. This summary of the provisions of this agreement is not complete, and you should refer to the exhibits for a copy of the actual agreement.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL INFORMATION

         The required financial statements with respect to WebCentric, Inc. are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, ShopNow will file the financial statements by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL INFORMATION

         The required pro forma financial statements with respect to WebCentric, Inc. and ShopNow are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, ShopNow will file the financial statements by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

         (c)      EXHIBITS

         2.1 Agreement and Plan of Merger dated as of December 16, 1999, among ShopNow.com Inc., Chiefs Acquisition, Inc., WebCentric, Inc. and the Stockholders of WebCentric, Inc.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SHOPNOW.COM INC.

Dated:  December 28, 1999         By /s/ Alan Koslow
                                     ----------------------------------

                                  Alan D. Koslow
                                  Executive Vice President, Chief Financial
                                  Officer and General Counsel

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                                  EXHIBIT INDEX

Exhibit Number             Description
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     2.1       Agreement and Plan of Merger dated as of December 16, 1999, among
               ShopNow.com Inc., Chiefs Acquisition, Inc., WebCentric, Inc. and the Stockholders of WebCentric, Inc.